Exhibit 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: November 20, 2012

IDG-ACCEL CHINA GROWTH FUND II L.P. By: IDG-Accel China Growth Fund II Associates L.P., its General Partner		IDG TECHNOLOGY VENTURE INVESTMENTS, LLC
By: IDG-Accel China Growth Fund GP II Associates Ltd., its General Partner

By:	/s/ Quan ZHOU	By:	/s/ Quan ZHOU
Name:	Quan ZHOU	Name:	Quan ZHOU
Title:	Authorized Signatory	Title:	Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND II ASSOCIATES L.P.		IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.
By: IDG-Accel China Growth Fund GP II Associates Ltd., its General Partner		By: IDG Technology Venture Investment III, LLC, its General Partner

By:	/s/ Quan ZHOU	By:	/s/ Quan ZHOU
Name:	Quan ZHOU	Name:	Quan ZHOU
Title:	Authorized Signatory	Title:	Authorized Signatory

IDG-ACCEL CHINA INVESTORS II L.P. By: IDG-Accel China Growth Fund GP II Associates Ltd., its General Partner		IDG TECHNOLOGY VENTURE INVESTMENT III, LLC

By:	/s/ Quan ZHOU	By:	/s/ Quan ZHOU
Name:	Quan ZHOU	Name:	Quan ZHOU
Title:	Authorized Signatory	Title:	Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND GP II ASSOCIATES LTD.		CHI SING HO

By:	/s/ Quan ZHOU	By:	/s/ Chi Sing HO
Name:	Quan ZHOU
Title:	Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENTS, LP		QUAN ZHOU
By: IDG Technology Venture Investments, LLC, its General Partner

By:	/s/ Quan ZHOU	By:	/s/ Quan ZHOU
Name:	Quan ZHOU
Title:	Authorized Signatory